                                                                    EXHIBIT 10.1

                                  JV AGREEMENT

        Agreement made and entered into this 28 day of June 2000, by and among Medical Discoveries, Inc., a Utah corporation ("MDI"), Harvest Group, L.L.C., a Utah limited liability company (the "Harvest Group"), and Advance Sales Company, Inc., a Utah corporation ("ASC"). MDI, the Harvest Group and ASC are collectively referred to as the "Parties". This Agreement is hereafter referred to as the "Agreement".

                                    RECITALS:

        MDI, or its wholly owned subsidiary, MDI Healthcare Systems, Inc., a Nevada corporation ("HCS"),owns certain rights, licenses, technologies and products (the "Technologies") described in section 1.2.

        Because of its financial condition, MDI is not able to commercialize the Technologies.

        The Harvest Group desires to commercialize and market the Technologies through Advance Sales Company, Inc. The Harvest Group invested funds in ASC and has agreed to invest additional funds in ASC in exchange for shares of ASC common stock ("ASC Shares").

        ASC and Harvest have agreed to issue and assign ASC Shares to MDI, and extend a line of credit to MDI; in exchange for an assignment of the Technologies to ASC and the issuance of MDI common stock to the Harvest Group.

        The Parties hereby agree to enter into a business structure and relationship which will allow for development and execution of a business plan to fund the marketing and commercialization of the Technologies on the terms and conditions set forth in this Agreement Such business structure and relationship as agreed to in this Agreement and in the exhibits, appendices and schedules to this Agreement are hereafter referred to as the "Transaction".

                   ARTICLE 1 - DESCRIPTION OF THE TRANSACTION

        1.1 Formation of ASC. ASC will provide capital to commercialize and market the Technologies. ASC has issued or has agreed to issue ASC Shares to the following subscribers:

        o The Harvest Group $86,000,000 ASC shares (56,000,000 shares have been issued in exchange for $350,000 and an additional 30,000,000 shares will be issued to the Harvest Group upon receipt of Harvest Group's payment of the remaining $400,000 on its subscription of ASC stock as contemplated in section 1.4.B);

        o      Holonomic Resources 3,500,000 ASC shares; and

        o      Catatonk Trust 8,500,000 ASC shares



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        1.2 Assignment and Transfer of the Technologies. At the Closing, MDI and
HCS will assign and transfer to ASC, all of their respective rights and title in and to the Technologies. The Technologies are specifically described and listed on Schedule 1.2 attached hereto and by this reference made a part hereof. The Technologies specifically include MDI-P and underlying patents and technologies as they apply to cosmeceuticals and skin care products and excludes MDI-P as it applies to pharmaceutical applications. In exchange for MDI's assignment and transfer of the Technologies to ASC, at Closing, ASC shall issue to MDI
2,000,000 ASC Shares. ASC will use its best efforts to employ the capital contributed to ASC contemplated in this agreement for commercialization of the Technologies.

        The Technologies shall be assigned and transferred to ASC at the Closing, free and clear of all liens, security interests, charges, encumbrances and rights of others (each, an "Encumbrance") other than the "Permitted Encumbrances".

        1.3 Assumed Liabilities. Notwithstanding anything else contained in this Agreement to the contrary, ASC shall assume those liabilities (the "Assumed Liabilities") of MDI, which are specifically identified on Schedule 1.3 attached hereto. The Assumed Liabilities shall be "Permitted Encumbrances" on the Technologies. ASC may, if it deems such action prudent, contest the validity of any Permitted Encumbrances. Except for the Assumed Liabilities, the Purchaser has not agreed to pay, shall not be required to assume and shall have no liability or obligation with respect to any debt, obligation, responsibility or liability of MDI, any Affiliate or successor of MDI, or any claim against any of the foregoing, whether known or unknown, contingent or absolute, or otherwise (the "Excluded Liabilities"). MDI agrees to take all actions and do all things reasonably necessary to ensure that ASC is not liable for any Excluded Liabilities.

        1.4 Exchange of Shares.

        a) At the Closing Time, MDI will issue and deliver to the Harvest Group, 13,000,000 shares of MDI no par value common stock (the "MDI Shares"). In exchange for the issuance and delivery of MDI Shares to the Harvest Group, the Harvest Group shall assign and deliver to MDI, 20,000,000 ASC Shares.

        b) Upon completion of its obligation under its subscription agreement between ASC and Harvest Group, ASC shall issue 30,000,000 additional shares of its common stock to Harvest Group. Subscription agreement and promissory note are attached as Schedule 1.4b. Immediately subsequent to the issuance of such 30,000,000 shares to Harvest Group and subsequent to the completion of the Harvest Group's due diligence on MDI, the Harvest Group shall assign and transfer 20,000,000 of such ASC Shares to MDI in exchange for 12,000,000 shares of MDI common stock to be delivered by MDI to the Harvest Group. Harvest Group's acceptance of the 12,000,000 MIDI shares constitutes Harvest Group's acceptance that the due diligence on MDI has been satisfactorily complete and is acceptable to Harvest Group.

        1.5 Structure Management and Members of ASC. Immediate following the Closing, the Articles of Incorporation of ASC shall be substantially in the form of the Articles of Incorporation set forth as Schedule 1.5 attached hereto and by this reference made a part



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hereof. ASC's board will expand the number of directors of ASC to 5. Harvest
Group agrees to appoint two MDI nominees to the ASC board. Immediately following the closing and the subsequent exchange of ASC Shares for MDI shares, the shareholders of ASC and the number of ASC Shares owned by such shareholder will be as follows:

Shareholder              Shares Owned      Percentage Owned
-----------              ------------      ----------------
The Harvest Group         46,000,000            46.0%
MDI                       42,000,000            42.0%
Holonomic Resources        3,500,000             3.5%
Catatonk Trust             8,500,000             8.5%

Total                    100,000,000             100%

        1.6 Line of Credit. As part of the transaction, at or prior to the Closing, the Harvest Group will provide or arrange for a line of credit in favor of MDI in an amount of $150,000, less any monies already lent to MDI by Harvest Group or any of its affiliates. The proceeds from such line of credit shall be used by MDI to support minimal operations while it develops an approved plan to resolve MDI's financial difficulties, to take remedial action in regard to its corporate franchise and SEC filings, to bring current its corporate records and agreements, and to complete a due diligence package that will enable MDI to move forward with its business strategy. In the event that MDI voluntarily or involuntarily becomes subject to the jurisdiction of any United States Bankruptcy Court, the obligation of the Harvest Group or other creditor providing such line of credit, to provide addition funds under such line of credit, shall terminate.

        1.7 MDI Board of Directors. At the sole option of the Harvest Group, MDI shall appoint two persons designated by the Harvest Group as directors of MDI.

        1.8 Closing. The Closing of the Transaction (the "Closing") shall take place at the offices of ASC on June 28, 2000 or such other place or date as the parties may mutually determine (the "Closing Date").

        1.9 Legends. All MDI stock certificates issued to the Harvest Group at the Closing shall contain a legend substantially in the following form:

        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER TIE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES ACTS; (B) MDI HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO IT TO THE EFFECT THAT NO REGISTRATION IS LEGALLY REQUIRED FOR SUCH TRANSFER;



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        OR (C) THESE SECURITIES ARE SOLD IN COMPLIANCE WITH RULE 144 PROMULGATED
        UNDER THE ACT.

        All certificates for the ASC Shares assigned to MDI by the Harvest Group and issued to MDI by ASC at the Closing shall contain a legend substantially in the following form:

        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES ACTS; (B) ASC HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO IT TO THE EFFECT THAT NO REGISTRATION IS LEGALLY REQUIRED FOR SUCH TRANSFER; OR (C) THESE SECURITIES ARE SOLD IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE ACT.

        1.10 Further Action. If, at any time after the Closing, any further action is determined by my Party to be necessary or desirable to carry out the purposes of this Agreement or to vest ASC with full right, title and possession of and to the Technologies, each Party shall take such action as is reasonably requested by any other Party

               ARTICLE II - REPRESENTATIONS AND WARRANTIES OF MDI

        MDI represents and warrants to ASC and to the Harvest Group that the statements contained in this Article II are materially correct and complete as of the date of this Agreement and will be materially correct and complete as of the Closing Date except as set forth in the disclosure schedule accompanying this Agreement (the "MDI Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered paragraphs contained in this Agreement. For purposes of this Article II, all references to MDI shall be deemed to include MDI, HCS and any other subsidiary of MDI or HCS.

        2.1 Organization; Good Standing. Each of MDI and HCS is a corporation, duly incorporated, validly existing and in good standing under the laws of its state of incorporation and each has all requisite corporate power and authority to own its assets and to carry on its business as currently conducted. Each of MDI and HCS is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, except those jurisdictions wherein the failure to so qualify could not have material adverse effect on the business of MDI or HCS.

        2.2 Authority; Binding Nature of Agreement. MDI has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by MDI and the performance by it of its obligations hereunder have been approved by the Board of Directors of MDI, and no other corporate proceedings on the part of MDI are necessary to authorize the execution and delivery of this Agreement or the consummation by MDI of the



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Transaction. This Agreement has been duly executed and delivered by MDI and this
Agreement constitutes the valid and legally binding obligation of MDI, enforceable in accordance with its terms and conditions subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        2.3 Approvals and Consents; Non Contravention.

        a) Except as otherwise set forth in Schedule 2.3(a) of the MDI Disclosure Schedule, no consent, approval, or other action by, or notice to or registration or filing with, any governmental or administrative agency or authority is required or necessary to be obtained by MDI in connection with the execution, delivery or performance of the Transaction Agreements by it or the consummation of the Transaction. Except as otherwise set forth in Schedule 2.3(a) of the MDI Disclosure Schedule, no consent, approval, or other action by, or notice to or registration or filing with, any governmental or administrative agency or authority is required or necessary to be obtained by MDI in connection with the execution, delivery or performance of the Transaction Agreements by it or the consummation of the Transaction.

        b) Except as otherwise set forth in Schedule 2.3(b) of the MDI Disclosure Schedule, no consent, approval, waiver or other action by any Person under any MDI Material Contract, agreement, instrument, or other document, or obligation to which either Seller is a party or by which it or any of its assets are bound, is required or necessary for the execution, delivery, and performance of the Transaction Agreements by MDI or the consummation of the Transaction except as may be specifically required by the terms of any Contract. Except as otherwise set forth in Schedule 2.3(b) of the MDI Disclosure Schedule, no consent, approval, waiver or other action by any Person under any MDI Material Contract, agreement, instrument, or other document, or obligation to which either Seller is a party or by which it or any of its assets are bound, is required or necessary for the execution, delivery, and performance of the Transaction Agreements by MDI or the consummation of the Transaction except as may be specifically required by the terms of any Contract

        c) Except as set forth in Schedule 2.3(c) of the MDI Disclosure Schedule, the execution, delivery, or performance of the Transaction Agreements by MDI or HCS and the consummation of the Transaction will not: (i) violate or conflict with the charter documents or Bylaws of MDI or HCS; (ii) violate or conflict with any law, regulation, order, judgment, award, administrative interpretation, injunction, writ, or decree applicable to MDI or HCS or by which either of them or any of their assets or the Technologies are bound, or any agreement or understanding between any administrative or regulatory authority, on the one hand, and MDI or HCS on the other hand which would have a material adverse effect on the business of MDI or HCS taken as a whole or on the Technologies; or (iii) violate or conflict with, result in a material breach of, result in or permit the acceleration or termination of, or constitute a default under any agreement, instrument or understanding to which such MDI or HCS is a party or by which it or any of their assets or the Technologies are bound which would have a material adverse effect on any of their assets.



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        2.4 Title to Technologies. At the Closing, MDI and HCS will transfer to
ASC good and indefeasible title to all of the Technologies, free and clear of all Encumbrances, other than Permitted Encumbrances.

        2.5 Capitalization, Etc.

        a) The authorized capital stock of MDI consists of 100,000,000 shares of Common Stock (with no par value), of which 25,656,959 shares have been issued and are outstanding as of the date of this Agreement and will be issued and outstanding at the Closing Date. All of the outstanding shares of MDI Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable.

        b) MDI has reserved a total of ______ shares of MDI Common Stock for issuance under MDI Options Schedule 2.5(b) accurately sets forth, with respect to each MDI Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such MDI Option; (ii) the total number of shares of MDI Common Stock that are subject to such MDI Option; (iii) the exercise price per share of MDI Common Stock purchasable under such MDI Option; and (iv) whether such MDI Option has been designated an "incentive stock option" as defined in
Section 422 of the Internal Revenue Code.

        c) Except as set forth in Schedule 2.5(b) of the MDI Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of MDI; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of MDI; (iii) Contract under which MDI is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the Knowledge of MDI condition or circumstance that could reasonably be expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of MDI.

        d) All outstanding shares of MDI Common Stock and all outstanding MDI Options have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all material requirements set forth in applicable Contracts.

        e) Except as set forth in Schedule 2.5(e) of the MDI Disclosure Schedule, all of the outstanding shares of capital stock of each of the MDI subsidiaries are validly issued (in compliance with all applicable securities laws and other Legal Requirements and applicable MDI Contracts), fully paid and nonassessable and are owned beneficially by MDI, free and clear of any Encumbrance.

        2.6 Contracts.

        a. Schedule 2.6(a) of the MDI Disclosure Schedule identifies:



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             i. each MDI Contract relating to the employment of, the performance of services by, any employee, consultant or independent contractor that is not terminable on 60 days or less notice or involves payments or other liabilities in excess of $25,000 per year;

            ii. each MDI Contract imposing any restriction on MDI's right or ability (A) to compete with any other Person or (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person;

           iii. each MDI Contract involving the acquisition, issuance or transfer of any equity securities (other than those that have been fully performed);

            iv. each MDI Contract involving the creation of any Encumbrance
                (other than Permitted Encumbrances) with respect to any material property or asset of MDI or HCS;

             v. each MDI Contract involving or incorporating any material guaranty, any material pledge, any material performance or completion bond, any material indemnity or any material surety arrangement;

            vi. each MDI Contract creating any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

           vii. each MDI Contract involving the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.22);

          viii. each MDI Contract involving the purchase or sale of any real or personal property having a value in excess of $25,000;

            ix. any other MDI Contract of MDI that was entered into outside the ordinary course of business or was inconsistent with MDI's past practices, that has a term of greater than one year and that may not be terminated without penalty, within 90 days;

             x. any other MDI Contract that (A) has a term of more than 90 days and that may not be terminated by MDI (without penalty) within 90 days after the delivery of a termination notice by MDI; and
                (B) involves the payment or delivery of cash or other consideration in an amount or having a value, or the performance



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                of services having a value, in excess of $25,000 in any one year; and

            xi. any other MDI Contract which is material to the business of MDI or requiring expenditures by MDI in excess of $25,000 in any one year,

        b) (Contracts in the respective categories described in clauses "(i)" through "(xi)" above are referred to in this Agreement as "MDI Material Contracts".)

            a. MDI has delivered or made available to Harvest Group accurate and complete copies of all written MDI Material Contracts identified in Schedule 2.6(b) of the MDI Disclosure Schedule, including all amendments thereto. Schedule 2.6(b) of the MDI Disclosure Schedule provides an accurate description of the terms of each MDI Material Contract that is not in written form. Except as set forth in Schedule 2.6(b) of the MDI Disclosure Schedule, each MDI Material Contract identified in Schedule 2.6(b) of the MDI Disclosure Schedule is valid and in full force and effect, and is enforceable by MDI in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

            b.  Except as set forth in Schedule 2.6(c) of the MDI Disclosure
                Schedule:

                 i. MDI has not violated or breached, or committed any default under, any MDI Material Contract, and, to the Knowledge of MDI, no other Person has violated or breached, or committed any default under, any MDI Material Contract;

                ii. no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach by MDI (or, to the Knowledge of MDI, any other Person) of any of the provisions of any MDI Material Contract, (B) give MDI (or, to the Knowledge of MDI, any other Person) the right to declare a default or exercise any remedy under any MDI Material Contract, (C) give MDI (or, to the Knowledge of MDI, any other Person) the right to accelerate the maturity or performance of any MDI Material Contract, or (D) give any Person the right to cancel, terminate or modify any MDI Material Contract;

               iii. MDI has not received any notice or other communication regarding any actual or alleged violation or breach of, or default under, any MDI Material Contract that has not been cured or is of a continuing or repetitive nature; and



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                iv. MDI has not waived any of its material rights under any MDI
                    Material Contract.

            c. Schedule 2.6(d) of the MDI Disclosure Schedule identifies and provides a brief description of each proposed MDI Material Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by MDI since the date of the Unaudited Interim Balance Sheet.

        2.7 Assumption of Executory Contracts. Attached hereto as Schedule 2.7 of the MDI Disclosure Schedule is a complete and accurate list of all contracts to be assumed and assigned by MDI and/or HCS to ASC (the "Assumed Contracts"). Notwithstanding anything herein to the contrary, all such Assumed Contracts will be transferred, conveyed and assigned to ASC at the Closing with all rights, title and interests therein and thereto as part of the Assumed Liabilities.

        2.8 Financial Statements.

            a. MDI has delivered to ASC and to the Harvest Group the following financial statements and notes (collectively, the "MDI Financial Statements"), copies of which are attached as Schedule 2.8(a) of the MDI Disclosure Schedule:

                 i. the audited consolidated balance sheet of MDI as of December
                    31, 1999, the audited consolidated balance sheet of MDI as of December 31, 1998, and the related audited consolidated income statements, statements of stockholders' equity and statements of cash flows of MDI for the years then ended, together with the notes thereto and the unqualified report and opinion of MDI's auditor relating thereto; and

                ii. the unaudited consolidated balance sheet of MDI as of March
                    31, 2000 (the "Unaudited Interim Balance Sheet"), and the related unaudited consolidated income statement, statement of stockholders' equity and statement of cash flows of MDI for the nine (9) month period then ended.

            b. The MDI Financial Statements present fairly, in all material respects, the consolidated financial position of MDI as of the respective dates thereof and the consolidated results of operations of MDI for the periods covered thereby. The MDI Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements (except that the financial statements referred to in Section 2.8(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).



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        2.9 Absence of Changes. Except as set forth in Schedule 2.9 of the MDI
Disclosure Schedule, since December 31, 1999:

            a. There has not been any Material Adverse Effect in the business, condition, assets, liabilities, operations or financial performance of MDI, considered as a whole, and, to the Knowledge of MDI, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on MDI;

            b. Except as would not, individually or in the aggregate have, or be reasonably likely to have, a Material Adverse Effect on MDI, there has not been any loss, damage or destruction to, or any interruption in the use of, any of MDI's properties or assets (whether or not covered by insurance);

            c. MDI has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

            d. MDI has not sold, issued or authorized the issuance of (i) any capital stock or other security (except for MDI Common Stock issued upon the exercise of outstanding MDI Options), (ii) any option or right to acquire any capital stock or any other security (except for MDI Options described in Schedule 2.5 of the MDI Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

            e. There has been no amendment to MDI's Certificate of Incorporation or bylaws, and MDI has not effected or been a party to any MDI Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            f. MDI has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

            g. MDI has not amended or prematurely terminated, or waived any material right or remedy under, any such Material Contract;

            h. MDI has not, (i) except as set forth in Disclosure Schedule 2.9, acquired, leased or licensed any right, real or personal property or other asset from any other Person having a value in excess of $25,000, (ii) sold or otherwise disposed of, or leased or licensed, any right, real or personal property or other asset to any other Person having a value in excess of $25,000, or
                (iii) waived or relinquished any right, except for immaterial rights or other immaterial properties or assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with MDI]s past practices, taken as a whole;



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            i.  MDI has not written off as uncollectible, or established any extraordinary reserve with respect to, any material amount of account receivables or other indebtedness;

            j. MDI bas not made any pledge of any of its properties or assets, except for pledges of immaterial properties or assets made in the ordinary course of business and consistent with MDI's past practices, taken as a whole;

            k. MDI has not (i) lent money to any Person, other than pursuant to routine travel advances made to employees in the ordinary course of business and other than loans made in the ordinary course of business and consistent with past practice in an amount not in excess of $5,000 to any one Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

            l. MDI has not (i) established, adopted amended or entered into, any employee benefit plan, program, agreement or arrangement,
                (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than in the ordinary course of business and consistent with past practice, (iii) hired any new employee having an annual salary in excess of $25,000 or (iv) adopted or amended any severance plan or arrangement or entered into any employment or severance agreement, or entered into or amended any other plan, arrangement or agreement providing for the payment of any benefit or acceleration of any options upon a change in control or a termination of employment, or (v) committed to do any of the foregoing.

            m. MDI has not changed any of its methods of accounting or accounting practices in any material respect;

            n.  MDI has not commenced or settled any material Legal Proceeding;

            o. MDI has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

            p. MDI has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(n)" above.

        2.10 Receivables. Schedule 2.10 of the MDI Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of MDI, as of March 31, 2000. Except as set forth in Schedule 2.10 of the MDI Disclosure Schedule, all existing accounts receivable of MDI (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since March 31, 2000 and have not yet been collected) represent valid obligations of customers arising from bona fide transactions.



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        2.11 Liabilities. MDI has not any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by MDI since March 31, 2000 in the ordinary course of business and consistent with MDI's past practices; (c) liabilities under MDI's Material Contracts identified in Schedule 2.6(a) of the MDI Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such MDI Material Contracts; and (d) the liabilities identified in Schedule 2.11 of the Disclosure Schedule.

        2.12 Compliance With Legal Requirements to the Knowledge of MDI. Except as set forth in Schedule 2.12 of the MDI Disclosure Schedule, MDI is, and has at all times since December 31, 1996, been in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had, and is not reasonably likely to have, a Material Adverse Effect on MDI. Except as set forth in Schedule 2.12 of the MDI Disclosure Schedule, since December 31, 1996, MDI has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement that could have, or be reasonably likely to have, a Material Adverse Effect on MDI.

        2.13 Governmental Authorizations. Schedule 2.13 of the MDI Disclosure
Schedule identifies each Governmental Authorization held by MDI, the absence of which would have, or be reasonably likely to have, a Material Adverse Effect on MDI, and MDI has delivered or made available to ASC and HCS accurate and complete copies of all Governmental Authorizations identified in Schedule 2.13 of the MDI Disclosure Schedule. To the Knowledge of MDI, the Governmental Authorizations identified in Schedule 2.13 of the MDI Disclosure Schedule are valid and in full force and effect. The Governmental Authorizations identified in Schedule 2.13 of the MDI Disclosure Schedule collectively constitute all Governmental Authorizations necessary to enable MDI to conduct its business in the manner in which its business is currently being conducted, except as would not have, or be reasonably likely to have, a Material Adverse Effect on MDI. To the Knowledge of MDI, it is, and at all times since December 31, 1996, has been in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Schedule 2.13 of the MDI Disclosure Schedule except for any failure to comply that would not have, or be reasonably likely to have, a Material Adverse Effect on MDI. Since December 31,1996, MDI has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization, except for any of the foregoing that would not have, or be reasonably likely to have, a Material Adverse Effect on MDI.

        2.14 Tax Matters.

            a. Except as set faith in Schedule 2.14(a) of the MDI Disclosure Schedule, all Tax Returns required to be filed by or on behalf of MDI with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "MDI Returns")
                (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the MDI Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. MDI has delivered or made available to the Harvest Group and ASC accurate and complete copies of all MDI Returns that have been requested by the Harvest Group and ASC.

            b. The MDI Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. MDI will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes through than Closing Date.

            c. Except as set forth in Schedule 2.14(c) of the MDI Disclosure Schedule, there have been no examinations or audits of any MDI Return by any Governmental Body.

            d. Except as set forth in Schedule 2.14(d) of the MDI Disclosure Schedule, no claim or proceeding is pending or, to the Knowledge of MDI, has been threatened against or with respect to MDI in respect of any Tax. There are no liens for Taxes upon any of the assets of MDI except liens for current Taxes not yet due and payable.

            e. Except as set forth in Schedule 2.14(e) of the MDI Disclosure Schedule, MDI has received no written notice of any claim by any authority in a jurisdiction where it does not file Tax Returns that MDI is or may be subject to taxation in that jurisdiction.

        2.15 Employee And Labor Matters; Benefit Plans.

            a. Schedule 2.6(a) and 2.15(a) of the MDI Disclosure Schedule identify each written or unwritten salary, employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, arrangement or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by MDI for the benefit of any current or former employee or director (or any beneficiary of the foregoing) of MDI (each, an "Employee"), or pursuant to which MDI may have liability (contingent or otherwise).

            b. Except as set forth in Schedule 2.15(b) of the MDI Disclosure Schedule, MDI does not maintain, sponsor or contribute to, or has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA.

        2.16 Title and Related Matters. MDI has good and marketable title to all of its inventory, interests in properties and other assets, which are reflected in the Unaudited Interim Balance Sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances, except (i) statutory liens or claims not yet delinquent; (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the assets or properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties or in connection with such assets; and (iii) such liens as are described in the Unaudited Interim Balance Sheet or in Schedule 2.16 of the MDI Disclosure Schedule. MDI owns, flee and clear of any liens, claims, encumbrances, royalty interests and other restrictions or limitations of any nature whatsoever, any and all procedures, techniques, business plans, methods of management and other information utilized in the conduct of its business or operations, whether or not the value thereof is reflected in the most recent balance sheet. The offices and equipment of MDI that are necessary or used in the operations of its business are in good operating condition and repair, normal wear and tear accepted.

        2.17 Intellectual Property. Schedule 2.17 of the MDI Disclosure Schedule contains a complete list and description of all MDI's United States and foreign
(a) patents and patent applications; (b) trademark registrations and applications for trademark registration; (c) copyright registrations and applications for copyright registrations; (d) unregistered trademarks, trade names, service marks and copyrights; and (e) unpatented trade secrets. MDI wholly owns the exclusive rights to all of the above-described intellectual property and there are no existing or known threatened claims of any third party challenging the ownership, scope or validity of any of the said intellectual property; there is no infringing use by any Person or entity of any of the intellectual property; and there has been no disclosure of any of the trade secrets to any Person other than Persons who have executed confidentiality or non-competition agreements.

        2.18 Real Property Leaseholds. MDI leases its facilities pursuant to the leases identified in the attached Schedule 2.18 of the MDI Disclosure Schedule. MDI is not bound by any other real property leases and MDI does not own any real property.

        2.19 Inventory. All inventory of MDI, whether or not reflected in its most recent Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or on the accounting records of MDI as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory are not excessive, but are reasonable in the present circumstances of MDI.

        2.20 Environmental Matters.

            a. Neither MDI nor any predecessor of MDI (i) has violated and is not in violation of any Environmental Law; (ii) none of the properties owned or leased by MDI (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance; (iii) MDI is not actually or potentially nor allegedly liable for any off-site contamination; (iv) MDI is not actually or potentially nor allegedly liable under any Environmental Law (including, without limitation, pending or threatened liens); (v) MDI has all permits, licenses and other authorization required under any Environmental Law ("Environmental Permits"); and (vi) MDI has always been and is in compliance with its Environmental Permits.

            b. Neither MDI nor any of its predecessors, or their respective subsidiaries or joint ventures, have any material Environmental Liabilities, and none of such parties have had within the five
                (5) years preceding the date hereof a material release of Hazardous Substances into the environment in violation of any Environmental Law or Environmental Permit.

            c. For the purposes of this Section 2.20, the following terms have the following meanings:

        b) "Environmental Laws" shall mean any and all federal, state and local laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to (i) human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment;
            (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutant, contaminants, Hazardous Substances or wastes or the clean up or other remediation thereof; or (3) the pollution of the environment or the protection of human health.

        c) "Environmental Liabilities" shall mean all liabilities, whether vested or unvested, contingent or fixed, which (i) arise under or relate to Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time.

        d) "Hazardous Substances" shall mean (1) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resources Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Air Act, the Safe Drinking Water Act (Clean Water Act), the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Substances Control Act; (2) petroleum and petroleum products including crude oil and any fractions thereof; (3) natural gas, synthetic gas, natural gas liquids and any mixtures thereof; (5) any substance with respect to which a Governmental Authority requires environmental investigation, monitoring, reporting or remediation.

        2.21 Certain Payments. Since its inception, neither MDI nor, to the best knowledge of MDI, any director, officer, agent, or employee of MDI or any other Person associated with or acting for or on behalf of MDI, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of MDI or any affiliate of MDI, or (iv) in violation of any legal requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of MDI.

        2.22 Relationships with Related Persons. To the best knowledge of MDI, no MDI Shareholder nor any Related Person of any MDI shareholder has, or since the inception of MDI has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to MDI. To the best knowledge of MDI, no MDI shareholder or any Related Person of any MDI shareholder is, or since the inception of MDI has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with MDI, other than business dealings or transactions conducted in the ordinary course of business at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with MDI with respect to any line of the products or services of MDI (a "Competing Business") in any market presently served by MDI. Except as set forth in Schedule 2.22, no MDI shareholder or any Related Person of any MDI shareholder is a party to any Contract with, or has any claim or right against, MDI.

        2.23 Brokers. Except for agreements with Holonomic Resource and Marlin Toombs, MDI has not incurred nor will it incur any brokerage, finders, or similar fee in connection with the Transaction.

        2.24 Insurance. Schedule 2.24 of the MDI Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of MDI and identifies any material claims currently outstanding there under, and MDI has delivered or made available to the Harvest Group and ASC accurate and complete copies of the insurance policies identified in Schedule 2.24 of the MDI Disclosure Schedule. Each of the insurance policies identified in Schedule 2.24 of the MDI Disclosure Schedule is in full force and effect. Since December 28,

1997, MDI has not had any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any covered claim under any insurance policy, or
(c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

        2.25 Legal Proceedings; Orders.

        a. Except as set forth in Schedule 2.25(a) of the MDI Disclosure Schedule, there is no pending Legal Proceeding, and (to the Knowledge of MDI) no Person has threatened to commence any Legal Proceeding: (i) that involves MDI or any of the properties or assets owned or used by MDI; or (ii) that challenges, or that could reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Transaction. To the Knowledge of MDI, except as set forth in Schedule 2.25(a) of the MDI Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

        b. Except as set forth in Schedule 2.25(b) of the MDI Disclosure Schedule, there is no order, writ, injunction, judgment or decree to which MDI, or any of the properties or assets owned or used by MDI, is subject, that will have, or reasonably likely to have, a Material Adverse Effect on MDI. To the Knowledge of MDI, no officer or other employee of MDI is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of MDI that will have, or be reasonably likely to have, a Material Adverse Effect on MDI.

        2.26 SEC Reports. Except as set forth in Schedule 2.26 of the MDI Disclosure Schedule MDI has made all filings with the SEC that it has been required to make within the past two years under the Securities Act and the Securities Exchange Act (collectively the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. MDI has delivered to the Harvest Group and ASC a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date).

        2.27 Board Action; Vote Required. The MDI's Board of Directors has approved this Agreement and the Transaction and has determined that the Transaction is fair to and in the best interests of MDI and its stockholders.

        2.28 Information. The information concerning MDI set forth in this Agreement and in MDI Disclosure Schedule is complete and accurate in all material respects and does not contain any untrue statement of material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made not misleading.

        ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE HARVEST GROUP

        The Harvest Group represents and warrants to ASC and to MDI that the statements contained in this Article III are materially correct and complete as of the date of this Agreement and will be materially correct and complete as of the Closing Date except as set forth in the disclosure schedule accompanying this Agreement (the "Harvest Group Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered paragraphs contained in this Agreement.

        3.1 Organization; Good Standing. The Harvest Group is a limited liability company duly organized validly existing and in good standing under the laws of its State of Utah and has all requisite corporate power and authority to own its assets and to carry on its business as currently conducted. The Harvest Group is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary except those jurisdictions wherein the failure to so qualify could not have material adverse effect on the business of the Harvest Group.

        3.2 Authority; Binding Nature of Agreement. The Harvest Group has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Harvest Group and the performance by it of its obligations hereunder have been approved by the Manager and the Members of the Harvest Group, and no other proceedings on the part of the Harvest Group are necessary to authorize the execution and delivery of this Agreement or the consummation by the Harvest Group of the Transaction. This Agreement has been duly executed and delivered by the Harvest Group and this Agreement constitutes the valid and legally binding obligation of the Harvest Group, enforceable in accordance with its terms and conditions subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        3.3 Approvals and Consents; Non-Contravention.

            a. Except as otherwise set forth in Schedule 3.3 (a) of the Harvest Group Disclosure Schedule, no consent, approval, or other action by, or notice to or registration or filing with, any governmental or administrative agency or authority is required or necessary to be obtained by the Harvest Group in connection with the execution, delivery or performance of the Transaction Agreements by it or the consummation of the Transaction. Except as otherwise set forth in Schedule 3.3(a) of the Harvest Group Disclosure Schedule, no consent, approval, or other action by, or notice to or registration or filing with, any governmental or administrative agency or authority is required or necessary to be obtained by the Harvest Group in connection with the execution, delivery or performance of the Transaction Agreements by it or the consummation of the Transaction.

            b. Except as otherwise set forth in Schedule 3.3(b) of the Harvest Group Disclosure Schedule, no consent, approval, waiver or other action by any Person under any Harvest Group Material Contract, agreement, instrument, or other document, or obligation to which either Seller is a party or by which it or any of its assets are bound, is required or necessary for the execution, delivery, and performance of the Transaction Agreements by the Harvest Group or the consummation of the Transaction except as may be specifically required by the terms of any Contract. Except as otherwise set forth in Schedule 3.3(b) of the Harvest Group Disclosure Schedule, no consent, approval, waiver or other action by any Person under any Harvest Group Material Contract, agreement, instrument, or other document, or obligation to which either Seller is a party or by which it or any of its assets are bound, is required or necessary for a execution, delivery, and performance of the Transaction Agreements by the Harvest Group or the consummation of the Transaction except as may be specifically required by the terms of any Contract.

            c. Except as forth in Schedule 3.3(c) of the Harvest Group Disclosure Schedule, the execution, delivery, or performance of the Transaction Agreements by the Harvest Group and the consummation of the Transaction will not: (i) violate or conflict with the Articles of Organization or Operating Agreement of the Harvest Group; (ii) violate or conflict with any law, regulation, order, judgment, award, administrative interpretation, injunction, writ, or decree applicable to the Harvest Group or any agreement or understanding between any administrator or regulatory authority, on the one hand, and the Harvest Group on the other hand which would have a material adverse effect on the business of the Harvest Group taken as a whole; or (iii) violate or conflict with, result in a material breach of, result in or permit the acceleration or termination of, or constitute a default under any agreement, instrument or understanding to which the Harvest Group is a party or by which it is bound which would have a material adverse effect on any of its assets taken as a whole.

         3.4 Brokers. The Harvest Group has not incurred nor will it incur any brokerage, finders, or similar fee in connection with the Transaction.

               ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF ASC

         ASC represents and warrants to the Harvest Group and to MDI that the statements contained in this Article IV are materially correct and complete as of the date of this Agreement and will be materially correct and complete as of the Closing Date except as set forth in the disclosure schedule accompanying this Agreement (the "ASC Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered paragraphs contained in this Agreement.

         4.1 Organization; Good Standing. ASC is a corporation duly organized validly existing and in good standing under the laws of its State of Utah and has all requisite corporate power and authority to own its assets and to carry on its business as currently conducted. ASC is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, except those jurisdictions wherein the failure to so qualify could not have material adverse effect on the business of ASC.

         4.2 Authority; Binding Nature of Agreement. ASC has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by ASC and the performance by it of its obligations hereunder have been approved by the Manager and the Members of ASC and no other proceedings on the part of ASC are necessary to authorize the execution and delivery of this Agreement or the consummation by ASC of the Transaction. This Agreement has been duly executed and delivered by ASC and this Agreement constitutes the valid and legally binding obligation of ASC, enforceable in accordance with its terms and conditions subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         4.3 Approvals and Consents; Non-Contravention.

             a. Except as otherwise set forth in Schedule 4.3(a) of the ASC Disclosure Schedule, no consent, approval, or other action by, or notice to or registration or filing with, any governmental or administrative agency or authority is required or necessary to be obtained by ASC in connection with the execution, delivery or performance of the Transaction Agreements by it or the consummation of the Transaction. Except as otherwise set forth in Schedule 4.3(a) of the ASC Disclosure Schedule, no consent, approval, or other action by, or notice to or registration or filing with, any governmental or administrative agency or authority is required or necessary be obtained by ASC in connection with the execution, delivery or performance of the Transaction Agreements by it or the consummation of the Transaction.

             b. Except as otherwise set forth in Schedule 43(b) of the ASC Disclosure Schedule, no consent, approval, waiver or other action by any Person under any ASC Material Contract, agreement, instrument, or other document, or obligation to which either Seller is a party or by which it or any of its assets are bound, is required or necessary for the execution, delivery, and performance of the Transaction Agreements by ASC or the consummation of the Transaction except as may be specifically required by the terms of any Contract. Except as otherwise set forth in Schedule 4.3(b) of the ASC Disclosure Schedule, no consent, approval, waiver or other action by any Person under any ASC Material Contract, agreement, instrument, or other document, or obligation to which either Seller is a party or by which it or any of its assets are bound, is required or necessary for the execution, delivery, and performance of the Transaction Agreements by ASC or the consummation of the Transaction except as may be specifically requited by the terms of any Contract.

             c. Except as forth in Schedule 4.3(e) of the Harvest Group Disclosure Schedule, the execution, delivery, or performance of the Transaction Agreements by the Harvest Group and the consummation of the Transaction will not: (i) violate or conflict with the Articles of Organization or Operating Agreement of ASC; (ii) violate or conflict with any law, regulation, order, judgment, award, administrative interpretation, injunction, writ, or decree applicable to ASC or agreement or understanding between any administrative or regulatory authority, on the one hand, and ASC on the other hand which would have a material adverse effect on the business of ASC taken as a whole; or (iii) violate or conflict with, result in a material breach of, result in or permit the acceleration or termination of, or constitute a default under any agreement, instrument or understanding to which ASC is a party or by which it is bound which would have a material adverse effect on any of its assets taken as a whole.

         4.4 Brokers. ASC has not incurred nor will it incur any brokerage, finder's, or similar fee in connection with the Transaction.

         4.6 Financial Statements. ASC was only recently formed and has prepared no financial statements. As of the Closing Date, it will have assets of not less than $250,000 and its liabilities will not exceed $40,000.

         4.7 Contracts. All contracts to which ASC is party to are set forth in
Schedule 4.7 of the ASC Disclosure Schedule. All of such contracts are in full force and effect.

                        ARTICLE V - CONDITIONS TO CLOSING

         The obligation of Parties to consummate the Transaction is subject to the fulfillment of each of the following conditions:

         5.1 Representations. The representations and warranties by or on behalf of each Party contained in this Agreement shall be true in all material respects at the Closing as though such representations and warranties were made at and as of such time.

         5.2 Compliance. Each Party shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         5.3. Absence of Litigation. There shall not be any material litigation, proceeding or governmental investigation pending, threatened or reasonably believed by any Party Sellers to be in prospect pertaining to another Party or the Transaction,

         5.4 No Bankruptcy Proceeding. No party shall be in a bankruptcy reorganization or other bankruptcy proceeding.

         5.5 Consent to Assignment. All third parties required to consent to the assignment of the Technologies to ASC shall have given such consent in writing.

         5.6 Completion of Due Diligence. The Harvest Group and ASC shall have completed their due diligence review of MDI except for the items listed in
Schedule 5.6 and have concluded to proceed with this agreement.

         5.7 Line of Credit. The line of credit provided for in Section 1.8 of this Agreement shall be available.

                            ARTICLE VI - TERMINATION

         6.1 Termination. This agreement may be terminated at any time prior to the Closing Time:

                a. by the mutual consent of the Parties;

                b. by any Party if another Party refuses or fails to perform any covenant or agreement required to be performed by it under this Agreement or if any representation or warranty of any other party proves to have been inaccurate or misleading in any material respect at the time it was made or at the Closing and the other party refuses or fails after notice to correct or make not misleading any such misrepresentation or warranty.

        6.2 Effect of Termination. If this Agreement is terminated as permitted by Section 6.1 of this Agreement, such termination will be without liability of any party (or any shareholder, director, officer, employee, agent, consultant, or representative of such party) to the other parties to this Agreement; provided, that if such termination results from the failure of a party to use its best efforts to fulfill a condition to the performance of the obligations of the other parties or to perform a covenant of this Agreement or from a breach by any party to this Agreement, such party will be fully liable up to a maximum of $7,500 for any and all damages, costs, and expenses (including, but not limited to, reasonable counsel fees) sustained or incurred by the other parties as a result of such failure or breach.

                      ARTICLE VII- MISCELLANEOUS PROVISIONS

        7.1 Expenses. Each Party shall pay the fees and expenses incurred by it in connection with the transactions contemplated by this Agreement.

        7.2 Amendment. This Agreement may be amended at any time but only by an instrument in writing signed by the Parties.

        7.3 Notices. All notices and other communications hereunder shall be in writing, shall be delivered personally or mailed by United States registered or certified mail, postage prepaid, return receipt requested, or by nationally recognized "next-day" delivery service, to the parties at the addresses set forth in Schedule 7.3 (or at such other address for a Party as shall be specified by like notice), and shall be deemed given upon the receipt or the refusal of the delivery thereof.

        7.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties without the prior written consent of the others.

        7.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        7.6 Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof



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

        7.7 Entire Agreement. This Agreement and the other Transaction Agreements, contain the entire understanding of the parties hereto in respect of the subject miter contained herein. There are no restrictions, promises, warranties, conveyances or undertakings other than those, expressly set forth herein. This Agreement supersedes any prior agreements and understandings between the parties with respect to the subject matter contained herein.

        7.8 Waiver. No attempted waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement, will be effective unless evidenced by an instrument in writing by the patty against whom the enforcement of any such waiver or consent is sought.

        7.9 Governing Law. The terms of this agreement shall be governed by the laws of the State of Utah without regard to choice of law principles.

        7.10 Dispute Resolution. (a) The parties each agree to attempt in good faith to resolve any controversy, claim or dispute arising out of or relating to the Agreement, or breach thereof (hereinafter collectively referred to as a "Dispute"). In the event such negotiations fail, the Dispute shall first be submitted for initial fact-finding mediation to a neutral third party reasonably acceptable to both the Sellers, on the one hand, and the Purchaser, on the other, in Utah or at such other place as the parties mutually agree. Such mediator shall be selected within thirty (30) days of written notice by either party to the other demanding such fact-finding mediation.

        a) In the event that the Parties cannot resolve the Dispute within sixty (60) days of the initial demand for such fact-finding mediation, each of the Parties reserve the right to demand, within 30 days thereafter, that the Dispute be submitted to arbitration. Any party may initiate an arbitration proceeding by a request in writing submitted to the other party. Thereupon, the Dispute shall be settled by arbitration in accordance with the American Arbitration Association, which shall appoint three (3) arbitrators, one of which shall be selected by the Harvest Group, one by MDI, and the third by the arbitrators selected by the parties (the "Arbitrators"). The arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association. The award rendered by the Arbitrators shall be final and enforcement upon the award may be entered by any court having jurisdiction thereof. The arbitration shall be conducted in Salt Lake City, Utah or at such other place as the Parties mutually agree. The Arbitrators shall award reasonable attorney's fees to the prevailing party. Subject to the foregoing, the costs of such fact-finding mediation and/or arbitration shall be borne equally by the Harvest Group and MDI. Notwithstanding anything in this Section 8.10 to the contrary, either party may seek injunctive relief to enforce any non-competition or confidentiality obligations of the other party. NOTWITHSTANDING THE FOREGOING, THE DISPUTE RESOLUTIONS SET FORTH HEREIN ARE EXPRESSLY SUBJECT TO THE PROVISIONS OF THE CODE.



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

        7.11 Intended Beneficiaries. The rights and obligations contained in this Agreement are hereby declared by the parties hereto to have been provided expressly far the exclusive benefit of such entities as set forth herein and shall not benefit, and do not benefit, any unrelated third parties.

        7.12 Mutual Contribution. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any Party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such Party.

        7.13 Number and Gender. Where required by the context, each number (singular and plural) shall include all numbers and each gender shall include the feminine, masculine and neuter.

        7.14 Severability. If any provisions of this Agreement as applied to any part or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement.

In Witness Whereof, the Parties have executed this Agreement as of the date first above written.

                                        Medical Discoveries, Inc.
                                        a Utah corporation


                                        By: /s/
                                           -------------------------------------
                                        Dave Walker, Chairman of the Board



                                        The Harvest Group, L.L.C.
                                        a Utah Limited Liability Company


                                        By: /s/
                                           -------------------------------------
                                        Rustin R. Howard, Manager


                                        Advanced Sales Company, Inc.
                                        a Utah corporation


                                        By: /s/
                                           -------------------------------------



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

                                        Rustin R. Howard, CEO/President



                                       25